Exhibit 21.1    List of Subsidiaries
                --------------------
                                                            State in
                                                              Which
Subsidiary of IPALCO Enterprises, Inc.                      Organized

Indianapolis Power & Light Company (IPL)                     Indiana

   Subsidiary of IPL

     Property and Land Company, Inc.                         Indiana

Mid-America Capital Resources, Inc.                          Indiana
   (Mid-America)

   Subsidiaries of Mid-America

     Indianaplis Campus Energy, Inc. (ICE)                   Indiana
     Store Heat and Produce Energy, Inc. (SHAPE)             Indiana
     Mid-America Energy Resources, Inc.
       (Energy Resources)                                    Indiana

     Subsidiaries of Energy Resources

       Cleveland Thermal Energy Corporation                  Ohio
       Cleveland District Cooling Corporation                Ohio


   Both IPL and Mid-America are wholly owned by IPALCO Enterprises, Inc. as of December 31, 1995. Each of the subsidiaries listed for IPL, Mid-America and Energy Resources is wholly owned except for SHAPE, which was 70% owned by Mid-America as of December 31, 1995. Both Cleveland Thermal Energy Corporation and Cleveland District Cooling Corporation conduct business under the name Cleveland Energy Resources.